Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John G. Call	Bobbi Chaville
	Senior Vice President,	Senior Director, Investor Relations
	Chief Financial Officer	(925) 965-4289
	(925) 965-4315	bobbi.chaville@ros.com

ROSS STORES REPORTS JANUARY 2012 SAME STORE SALES GAIN OF 5%
ANNOUNCES 27% DIVIDEND INCREASE
RAISES FOURTH QUARTER 2011 EPS ESTIMATE AND
ISSUES 2012 FISCAL YEAR GUIDANCE

     Pleasanton, California, February 2, 2012 -- Ross Stores, Inc. (Nasdaq: ROST) today reported sales for the four weeks ended January 28, 2012 of $483 million, an increase of 10% over the $441 million in sales for the four weeks ended January 29, 2011. Same store sales for the four weeks ended January 28, 2012 grew 5% on top of 3% and 8% gains in the prior two years.

     For the 13 weeks ended January 28, 2012, sales rose 12% to $2.398 billion, from $2.145 billion for the 13 weeks ended January 29, 2011. Comparable store sales for the quarter ended January 28, 2012 increased 7% on top of 4% and 10% growth in the fourth quarters of 2010 and 2009, respectively.

     For the 52 weeks ended January 28, 2012, sales grew 9% to $8.608 billion, compared to $7.866 billion in sales for the 52 weeks ended January 29, 2011. Comparable store sales for the 2011 fiscal year rose 5% on top of 5% and 6% increases in fiscal 2010 and 2009.

     Michael Balmuth, Vice Chairman and Chief Executive Officer, commented, “Sales for both January and the fourth quarter of fiscal 2011 were well ahead of our expectations as our wide assortments of compelling name-brand bargains continue to appeal to today’s value-focused consumers. Juniors, Shoes and Children’s were the strongest merchandise categories during the month, while Florida and the Mid-Atlantic were the top performing regions.”

Board of Directors Approves 27% Quarterly Dividend Increase

     The Company announced that its Board of Directors recently approved a 27% increase in the quarterly cash dividend to $.14 per common share, payable on March 30, 2012 to stockholders of record as of February 17, 2012.

     In commenting, Mr. Balmuth said, “Our strong financial position and anticipated future cash flows allow us to continue to enhance stockholder returns through both our dividend and share repurchase programs. The higher dividend announced today represents the eighteenth consecutive annual increase since our dividend program was initiated in 1994. In addition, we are pleased to report that during 2011 we repurchased a total of 11.3 million shares of common stock for an aggregate purchase price of $450 million. We expect to complete as planned the remaining $450 million repurchase authorization in fiscal year 2012.”

Fourth Quarter and Fiscal 2011 Estimates

     Based on January sales and margin results, the Company is raising its profit forecast for the 13 weeks ended January 28, 2012, with earnings per share now estimated to be in the range of $.84 to $.85. These projected results would represent a 22% to 23% increase over the $.69 for the 13 weeks ended January 29, 2011. For the 52 weeks ended January 28, 2012, earnings per share are estimated to grow 23% to 24% to $2.85 to $2.86, up from $2.31 for the 2010 fiscal year ended January 29, 2011. All share and per share figures reflect the Company’s recent two-for-one stock split.

Fiscal 2012 Guidance

     For the 52 weeks ending January 26, 2013, the Company is forecasting same store sales to grow 1% to 2% on top of 5% gains in each of the prior two years. For the 53 weeks ending February 2, 2013 the Company projects earnings per share of $3.12 to $3.27. This guidance range represents forecasted earnings per share growth of 9% to 14% on top of an estimated 23% to 24% increase for 2011 and 31% and 52% gains in 2010 and 2009, respectively. The Company estimates the extra week in fiscal year 2012 will benefit earnings per share by approximately $.08 to $.09.

     For the 13 weeks ending April 28, 2012, comparable store sales also are forecast to increase 1% to 2% on top of 3% and 10% increases in the first quarters of 2011 and 2010. Earnings per share for the first quarter of 2012 are projected to be in the range of $.82 to $.86, up from $.74 in the prior year. This guidance reflects forecasted EPS growth of 11% to 16% on top of 28% and 61% increases in the first quarters of 2011 and 2010.

     In conclusion, Mr. Balmuth noted, “We are extremely pleased with both our sales and earnings growth in 2011, especially considering that they were achieved on top of exceptional increases over the past three years. We believe these outstanding multi-year gains continue to be driven by the strong execution of our resilient off-price business model. Additionally, our long-term record of delivering consistent growth in both healthy and more challenging economic climates gives us the confidence to continue to project respectable increases in both comparable store sales and earnings per share in 2012 and beyond.”

     Additional recorded information concerning today’s press release and the Company’s future outlook can be accessed by calling 203-369-3930, PIN # 589220 from 8:30 a.m. Eastern time on February 2, 2012 through 8:00 p.m. Eastern time on February 3, 2012. A transcript of these comments will also be available in the Investors section of the Company’s website at www.rossstores.com.

     The Company expects to report February 2012 sales on Thursday, March 1, 2012 and final fourth quarter 2011 earnings results on Thursday, March 15, 2012.

     Forward-Looking Statements: This press release and the recorded comments on our corporate website contain forward-looking statements regarding expected sales, earnings levels and other financial results in future periods that are subject to risks and uncertainties which could cause our actual results to differ materially from management’s current expectations. The estimated earnings per share for the fourth quarter ended January 28, 2012 are preliminary and subject to adjustments. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “looking ahead” and similar expressions identify forward-looking statements. Risk factors for Ross Dress for Less® (“Ross”) and dd’s DISCOUNTS® include without limitation, competitive pressures in the apparel or home-related merchandise industry; changes in the level of consumer spending on or preferences for apparel or home-related merchandise; the impact from the macro-economic environment and financial and credit markets including but not limited to interest rates, recession, inflation, deflation, energy costs, tax rates and policy, unemployment trends, and fluctuating commodity costs; changes in geopolitical and geo-economic conditions; unseasonable weather trends; disruptions in supply chain; lower than planned gross margin, including higher than planned markdowns and higher than expected inventory shortage; greater than planned operating costs; our ability to continue to purchase attractive brand-name merchandise at desirable discounts; our ability to attract and retain personnel with the retail talent necessary to execute our strategies; our ability to effectively operate our various supply chain, core merchandising and other information systems; our ability to improve our merchandising capabilities through the implementation of new processes and systems enhancements; achieving and maintaining targeted levels of productivity and efficiency in our distribution centers; and obtaining acceptable new store locations. Other risk factors are set forth in our SEC filings including without limitation, the Form 10-K for fiscal 2010 and Form 10-Qs and 8-Ks for fiscal 2011. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.

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     Ross Stores, Inc. is an S&P 500, Fortune 500 and Nasdaq 100 (ROST) company headquartered in Pleasanton, California, with fiscal 2011 revenues of $8.6 billion. The Company operates Ross Dress for Less® (“Ross”), the largest off-price apparel and home fashion chain in the United States with 1,037 locations in 29 states, the District of Columbia and Guam. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20% to 60% off department and specialty store regular prices. The Company also operates 88 dd’s DISCOUNTS® in seven states that feature a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20% to 70% off moderate department and discount store regular prices. Additional information is available at www.rossstores.com.

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